THIRD QUARTER 2020 RESULTS NOVEMBER 3, 2020

Safe Harbor for Forward-Looking Statements Certain statements in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, particularly those regarding our 2020 Financial Guidance. Such forward-looking statements are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in those statements. Readers should carefully review the Risk Factors slide of this presentation. These forward-looking statements are based on management’s expectations or beliefs as of November 3, 2020 as well as those set forth in our Annual Report on Form 10-K filed by us on March 2, 2020 with the Securities and Exchange Commission (“SEC”) and the other reports we file from time to time with the SEC. We undertake no obligation to revise or publicly release any updates to such statements based on future information or actual results. Such forward-looking statements address the following subjects, among others: • Future operating results • Ability to acquire businesses on acceptable terms and integrate and recognize synergies from acquired businesses • Deployment of cash and investment balances to grow the company • Subscriber growth, retention, usage levels and average revenue per account • Cloud services and digital media growth and continued demand for fax services • International growth • New products, services, features and technologies • Corporate spending including stock repurchases • Intellectual property and related licensing revenues • Liquidity and ability to repay or refinance indebtedness • Systems capacity, coverage, reliability and security • Regulatory developments and taxes All information in this presentation speaks as of November 3, 2020 and any redistribution or rebroadcast of this presentation after that date is not intended and will not be construed as updating or confirming such information. 2

Risk Factors The following factors, among others, could cause our business, prospects, financial condition, operating results and cash flows to be materially adversely affected: • Inability to sustain growth or profitability, and any related impact of U.S. or worldwide economic issues on customer acquisition, retention and usage levels, advertising spend and credit and debit card payment declines • Inability to acquire businesses on acceptable terms or successfully integrate and realize anticipated synergies • Reduced use of fax services due to increased use of email, scanning or widespread adoption of digital signatures or otherwise • Failure to offer compelling digital media content causing reduced traffic and advertising levels; loss of advertisers or reduction in advertising spend; increased prevalence or effectiveness of advertising blocking technologies; inability to monetize handheld devices and handheld traffic supplanting monetized traffic; and changes by our vendors or partners that impact our traffic or publisher audience acquisition and/or monetization • New or unanticipated costs and/or fees or tax liabilities, including those relating to federal and state income tax and indirect taxes, such as sales, value-added and telecommunications taxes • The scope and duration of the COVID-19 pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us, as well as other unforeseen global crises, such as war, strife, global health pandemics, earthquakes, or major weather events or other uncontrollable events could negatively impact our revenue and operating results • Inability to manage certain risks inherent to our business, such as fraudulent activity, system failure or a security breach; inability to manage reputational risks associated with our businesses • Competition from others with regard to price, service, content and functionality • Inadequate intellectual property (IP) protection, expiration, invalidity or loss of key patents, violations of 3rd party IP rights or inability or significant delay in monetizing IP • Inability to continue to expand our business and operations internationally • Inability to maintain required services on acceptable terms with financially stable telecom, co-location and other critical vendors; and inability to obtain telephone numbers in sufficient quantities on acceptable terms and in desired locations • Level of debt limiting availability of cash flow to reinvest in the business; inability to repay or refinance debt when due; and restrictive covenants relating to debt imposing operating and financial restrictions on business activities or plans • Inability to maintain and increase our customer base or average revenue per user • Inability to achieve business or financial results in light of burdensome telecommunications, internet, advertising, health care, consumer, privacy or other regulations, or being subject to existing regulations • Inability to adapt to technological change and diversify services and related revenues at acceptable levels of financial return • Loss of services of executive officers and other key employees 3 • Other factors set forth in our Annual Report on Form 10-K filed by us on March 2, 2020 with the SEC and the other reports we file from time to time with the SEC

Q3 2020 Consolidated Financial Snapshot (1) See slides 12, 14, 15, 16 for a GAAP to non-GAAP reconciliation of adjusted gross profit, adjusted EBITDA and adjusted earnings per diluted share for the Company as a whole and by Business for Q3 2020 4 (2) Figures are adjusted non-GAAP

Adjusted EBITDA and Free Cash Flow(1) (1) See slides 13 and 14 for a GAAP reconciliation of Free Cash Flow and adjusted EBITDA (2) Figures are adjusted non-GAAP 5

Q3 2020 Financial Snapshot By Business (1) See slides 15 and 16 for a GAAP reconciliation of adjusted EBITDA for the Company as a whole and by Business for Q3 2020; Q3 2020 Cloud Services Revenue excludes $1.0MM in projected September revenues and $0.3MM in September EBITDA for the divested Voice ANZ asset (2) Figures are adjusted non-GAAP; Beginning in the third quarter of 2020, certain expenses associated with the Corporate entity that were previously allocated to the Cloud Services business and the Digital Media business for shared costs incurred by the Corporate entity were no longer allocated; in Q3 2019, Cloud Services’ and Digital Media’s adjusted EBITDA was 6 reduced by $2.6MM and $2.9MM, respectively. The above reflects the pro-forma exclusion of those allocated costs

2020 Guidance (Forward-Looking Statements) J2 has raised its full-year guidance of Revenues, Adjusted EBITDA and Adjusted non-GAAP EPS Previous Guidance Revised Guidance Low High Low High Midpoint Increase Revenue $1,380MM $1,400MM 4.6% $1,447MM $1,462MM Adjusted EBITDA $556MM $570MM 6.6% $595MM $605MM Adjusted Non-GAAP EPS $7.17 $7.41 8.7% $7.85 $8.00 1. Figures are adjusted non-GAAP 2. Adjusted earnings per diluted share excludes share-based compensation, amortization of acquired intangibles and the impact of any currently anticipated items, in each case net of tax 7

Ratio Analysis 1. Data is based on publicly-available filings and internal Company Reports 2. Based on the trading dates of Jan 2, 2013 through Feb 28, 2020; roughly mapping to post-Ziff Davis acquisition, pre-Covid timeline; Current Multiple, based on publicly-available filings and Market Capitalization as of October 30, 2020 8 3. Figures are adjusted non-GAAP and computed on a trailing 12 month basis

SUPPLEMENTAL INFORMATION

Consolidated Metrics (1) See slide 12 for a reconciliation of adjusted non-GAAP earnings and EPS to GAAP Net Income and diluted GAAP EPS (2) See slide 13 for a definition of Free Cash Flow and reconciliation to Net Cash Provided by Operating Activities (3) See slide 14 for a definition of adjusted EBITDA and reconciliation to Net Income 10 (4) Figures are adjusted non-GAAP

Cloud Services & Digital Media Metrics

Cloud Services Metrics	2018				2019				2020		
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Revenue by Type											
Fixed Subscriber Revenues (1)	$120,840	$123,648	$123,111	$121,350	$124,309	$140,352	$141,832	$142,240	$141,486	$140,755	$144,525
Variable Subscriber Revenues (1)	$28,482	$26,479	$26,781	$26,591	$27,481	$28,557	$29,139	$26,725	$28,262	$26,285	$25,708
Subscriber Revenues	**$149,322**	**$150,127**	**$149,892**	**$147,940**	**$151,790**	**$168,909**	**$170,971**	**$168,965**	**$169,748**	**$167,039**	**$170,233**
Other Licenses Revenue	$163	$170	$202	$158	$455	$223	$192	$151	$36	$18	$15
Total Cloud Services Revenues	**$149,485**	**$150,297**	**$150,094**	**$148,099**	**$152,245**	**$169,132**	**$171,163**	**$169,116**	**$169,784**	**$167,058**	**$170,248**
Revenue - DID vs Non-DID											
DID Based Revenues	$98,692	$98,488	$98,897	$97,003	$97,068	$97,379	$97,219	$96,668	$96,514	$94,988	$98,000
Non-DID Based Revenues	$50,793	$51,809	$51,197	$51,096	$55,177	$71,753	$73,944	$72,628	$73,270	$72,070	$72,248
Total Cloud Services Revenues	**$149,485**	**$150,297**	**$150,094**	**$148,099**	**$152,245**	**$169,132**	**$171,163**	**$169,296**	**$169,784**	**$167,058**	**$170,248**
Cloud Services Customers (2)	3,185	3,197	3,204	3,165	3,148	4,015	4,039	4,036	4,076	4,076	4,041
Average Monthly Revenue/Customer (3)	$15.65	$15.68	$15.61	$15.49	$16.03	$14.01	$14.15	$13.96	$13.95	$13.66	$13.98
Cancel Rate (4)	2.2%	2.0%	2.2%	2.1%	2.2%	2.5%	2.4%	2.4%	2.3%	2.2%	2.1%

(in '000s)

Digital Media Metrics (5)	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3
Visits	1,957,985	1,952,270	1,949,167	1,846,496	1,806,992	1,618,612	1,856,953	2,259,469	2,145,142	2,359,206	2,196,539
Views	8,159,496	7,528,471	7,980,168	8,058,385	7,086,701	6,492,120	7,008,292	8,704,905	7,746,480	7,786,203	7,244,188

(in '000s)

(1) Cloud Services revenue includes IP Licensing revenue; Q3 2020 Cloud Services Revenue excludes $1.0MM in projected September revenues and $0.3MM in September EBITDA for the divested Voice ANZ asset
(2) Cloud Services Customers are defined as paying DIDs for Fax & Voice services and direct and resellers' accounts for other services
(3) Quarterly Average Revenue per Customer is calculated using our standard convention of applying the average of the quarter's beginning and ending customer base to the total revenue of the quarter; Q2 2019 assumes NetProtect acquisition closed on March 31, instead of April 2, 2019
(4) User cancel rate, also called user churn, is defined as cancellation of service by Cloud Business customers with greater than four months of continuous service (continuous service includes Cloud Business customers that are administratively cancelled and reactivated within the same calendar month). User cancel rate is calculated monthly and expressed here as an average over the three months of the quarter
(5) Digital Media Traffic figures based on Google Analytics & Partner Platforms; Excluding Snap, Q3 2020 visits and views would have been up 27% and 20%, respectively, over Q3 2019

11

J2 GLOBAL

Q3 2020 Reconciliation of GAAP to Adjusted Non-GAAP Earnings & EPS(1) Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of gain on sale of assets; (8) elimination of intra- entity transfers; (9) lease asset impairments and other charges; and (10) leasehold improvement impairments. 12

GAAP Reconciliation - Free Cash Flow(1)(2) (1) Free Cash Flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefits (deficits) from share based compensation, plus IRS settlement, plus contingent consideration. Free Cash Flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes; The free cash flows in 2016, 2017, 2019, and 2020 are before the effect of payments associated with certain contingent consideration associated with recent acquisitions (2) Figures are adjusted non-GAAP 13

GAAP Reconciliation - Adjusted EBITDA(1)(2) (Figures in Millions) (1) Adjusted EBITDA is defined as net income plus interest and other expense, net; income tax expense; depreciation and amortization and the items used to reconcile GAAP to Adjusted Non-GAAP EPS. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes (2) Figures are adjusted non-GAAP 14

Q3 2020 Reconciliation of GAAP to Adjusted EBITDA(1) NOTE 1: Table above excludes certain intercompany allocations NOTE 2: Beginning in the third quarter of 2020, certain expenses associated with the Corporate entity that were previously allocated to the Cloud Services business and the Digital Media business for shared costs incurred by the Corporate entity were no longer allocated. (1) Figures are adjusted non-GAAP 15

Q3 2019 Reconciliation of GAAP to Adjusted EBITDA(1) NOTE 1: Table above excludes certain intercompany allocations NOTE 2: The table above is impacted by certain expenses associated with the Corporate entity that were allocated to the Cloud Services business and Digital Media business as these costs are shared costs incurred by the Corporate entity. As a result, expenses were allocated from Corporate to Cloud Services and Digital Media in the amount of $2.6 million and $2.9 million, respectively. The effects noted above reduce adjusted EBITDA for Cloud Services and Digital Media by $2.6 million and $2.9 million, respectively. (1) Figures are adjusted non-GAAP 16